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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

NetSol International, Inc.
(formerly Mirage Holdings, Inc.)
Calabasas, California

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3/A (No. 333-49832) of NetSol International, Inc. and Registration Statement on Form S-8 (No. 333-60534) of NetSol International, Inc. of our report dated September 1, 1998 relating to the June 30, 1998 financial statements of NetSol (UK) Limited appearing in the Form 8-K/A of NetSol International, Inc.



/s/ MAZARS NEVILLE RUSSELL
Chartered Accountants and Registered Auditors
Milton Keyens, England
June 5, 2001